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                                                                    Exhibit 99.6


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for determining the proper Identification Number to give the Payer.

Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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For this type of account:                       Give the name and SSN of:

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
1.   Individual                                 The individual

2.   Two or more Individuals (joint Account)    The actual owner of the account or,
                                                if combined funds, the first
                                                Individual on the account/1/

3.   Custodian account of a minor (Uniform      The minor/2/
     Gift to Minors Act)


4.   a.  The usual revocable savings trust      The grantor-trustee/1/
         (grantor is also trustee)
     b.  So-called trust account that is not    The actual owner/1/
         a legal or valid trust under state
         law

5.   Sole proprietorship                        The owner/3/

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For this type of account:                       Give the name and EIN of:

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6.   Sole proprietorship                        The owner/3/

7.   A valid trust, estate, or pension trust    Legal entity/4/

8.   Corporate                                  The corporation

9.   Association, club, religious,              The organization
     charitable, educational, or other
     tax-exempt organization

10.  Partnership                                The partnership

11.  A broker or registered nominee             The broker or nominee

12.  Account with the Department of             The public entity
     Agriculture in the name of a public
     entity (such as a state or local
     government, school district, or prison)
     that receives agricultural program
     payments
-------------------------------------------------------------------------------------

/1/ List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
/2/  Circle the minor's name and furnish the minor's SSN.
/3/ You must show your Individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).
/4/ List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Instructions
(Section references are to the Internal Revenue Code.)

Purpose of Form. - A person who is required to file an information return with IRS must obtain your correct taxpayer identification number (TIN) to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, or contribution you made to an individual retirement arrangement (IRA). Use Form W-9 only if you are a U.S. person (including a resident alien), to give your correct TIN to the person requesting it (the requester) and, when applicable, to: (1) certify the TIN you are giving is correct (or you are waiting for a number to be issued), (2) certify you are not subject to backup withholding, or (3) claim exemption from backup withholding if you are a U.S. exempt payee. Furnishing your correct TIN and making the appropriate certifications will prevent certain payments from being subject to the 30% backup withholding.

Taxpayer Identification Number (TIN). If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). See How to Get a TIN below. If you are a sole proprietorship and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN. If you are an LLC that is disregarded as an entity separate from its owner, and are owned by an individual, enter your SSN. If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner's EIN.

How To Obtain a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-829-3676 or from the IRS Web Site at www.irs.gov.

     To complete Form W-9 if you do not have a TIN, write "Applied For" written in Part I. This is an "awaiting -TIN" certificate. Generally, you will than have 60 days from the date that the requester receives the certificate, to provide a TIN to the requester before you are subject to backup withholding on payments. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN to the requester. For reportable interest or dividend payments, the payer must exercise one of the following options concerning backup withholding during this 60-day period. Under the Reserve Rule, the requester must backup withhold on any reportable payments made during the 60-day period if a payee withdraws more than $500 at one time, unless the payee reserves 30% of all reportable payments made to the account during 2002 (29% in 2003). Under the Alternative rule, the requester may also elect to backup withhold during this 60-day period, after a 7 day grace period, under one of the two alternative rules. They are (1), a payer must backup withhold on any withdrawals you make from your account after 7 business days after the requester receives the "awaiting- TIN" certificate or under (2), the payer must backup withhold on any reportable interest or dividend payments made to your account, regardless of whether you make any withdrawals. The backup withholding under option (2) must begin no later than 7 business days after the requester receives this form back.

Note: As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

What is Backup Withholding?-Persons making certain payments to you are required to withhold and pay to IRS 30% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee compensation, and certain payments from fishing boat operators, but do not include real estate transactions.

If you give the requester your correct TIN, make the appropriate certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

     (1)  You do not furnish your TIN to the requester, or
     (2)  You do not certify your TIN when required, or
     (3)  The IRS tells the requester that you furnished an incorrect TIN; or
     (4) The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return, or
     (5) You do not certify to the requester that you are not subject to backup withholding under (4) above.

     Certain payees and payments are exempt from backup withholding and information reporting. See Payees and Payments Exempt from Backup Withholding, below.

Payees and Payments Exempt from Backup Withholding.- The following is a list of payees exempt form backup withholding and for which no information reporting is required.
     (1) An organization exempt from tax under section 501(a), any IRA or a custodial account under 403(b)(7) if the account satisfies the requirements of section 401(f)(2);
     (2)  The United States or any of its agencies or instrumentalities.
     (3) A state, the District of Columbia, a possession of the United State, or any of their political subdivisions or instrumentalities.
     (4) A foreign government or any of its political subdivisions, agencies or instrumentalities; or
     (5) An international organization or any of its agencies or instrumentalities.
     Other payees that may be exempt from backup withholding include:
     (6)  A corporation;
     (7)  A foreign central bank of issue;
     (8) A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S;
     (9) A futures commission merchant registered with the Commodity Futures Trading Commission;
     (10) A real estate investment trust;
     (11) An entity registered at all times during the tax year under the Investment Company Act of 1940;
     (12) A common trust fund operated by a bank under section 584(a);
     (13) A financial institution;


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     (14) A middleman known in the investment community as a nominee or custodian;
     (15) A trust exempt from tax under section 664 or described in section
4947.

The following types of payments are exempt from backup withholding as indicated for items (1) through (15) above.

Interest and dividend payments. All listed payees are exempt except the payee in item (9).

Broker transactions. All payees listed in item (1) through (13) are exempt. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

Payments reportable under sections 6041 and 6041A. Only payees listed in items
(1) through (7) are generally exempt. However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC, Miscellaneous Income, are not exempt from backup withholding.

.. Medical and health care payments.
.. Attorneys' fees.
.. Payments for services paid by a Federal executive agency.

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations. The following payments are generally exempt from backup withholding.

Dividends and patronage dividends
.. Payments to nonresidential aliens subject to withholding under section 1441. .. Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident partner.
.. Payments of patronage dividends not paid in money.
.. Payments made by certain foreign organizations.
.. Section 404(k) distributions made by an ESOP.

Interest payments
.. Payments of interest on obligations issued by individuals. However, you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.
.. Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
.. Payments described in section 6049(b)(5) to nonresident aliens.
.. Payments on tax-free covenant bonds under section 1451.
.. Payments made by certain foreign organizations.
.. Mortgage or student loan interest paid by you.

Other types of payments
.. Wages.
.. Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, or an owner-employee plan.
.. Certain surrenders of life insurance contracts.
.. Gambling winnings if withholding is required under section 3402(q). However, if withholding is required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.
.. Real estate transactions reportable under section 6045(e).
.. Cancelled debts reportable under section 6050P.
.. Distributions from a medical savings account and long-term care benefits.
.. Fish purchases for cash reportable under section 6050R.

Penalties

Failure to Furnish your TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholdlng. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.